UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 5, 2023, Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), through a joint venture (the “Joint Venture”), restructured the debt and equity ownership at 110 William Street, Manhattan, New York (the “Property”). The restructuring followed a recently executed lease for approximately 640,000 square feet of office space at the Property.
Buyout of Savanna
On July 5, 2023 (the “Effective Date”), our indirect wholly owned subsidiary, Pacific Oak SOR 110 William JV, LLC (the “Company”) as buyer and an affiliate of Savanna, SREF III 110 William JV, LLC (“SREF III”) as seller, entered into a membership interest purchase agreement (the “Purchase Agreement”). Prior to entering into the Purchase Agreement, the Company and SREF III were the sole initial members of the Joint Venture, pursuant to that certain Limited Liability Company Agreement of the Joint Venture, effective as of December 23, 2013 (“Original JV Agreement”), with the Company and SREF III owning a 60% interest and a 40% interest in the Joint Venture, respectively. Immediately following the consummation of the Purchase Agreement, the Joint Venture admitted Invesco CMI Investments 110 William, LLC (“Invesco”) as a member and Invesco entered into the JV Agreement (as defined below), which supersedes the Original JV Agreement. Under the Purchase Agreement, the Company acquired SREF III’s 40% membership interest for (i) the purchase price of $1.00 and (ii) contingent consideration of 10% of net cash received by the Company and its affiliates from distributions and/or from the sale of interests to a third party (“Contingent Consideration”) received by the Company after such time that the Company and its affiliates collectively achieve an internal rate of return of 17% and an equity multiple of 2.0 on aggregate capital contributions made to the Joint Venture.
Amended and Restated JV Agreement
On the Effective Date the Company and Invesco entered into an amended and restated joint venture agreement (the “JV Agreement”) of the Joint Venture. The purpose of the Joint Venture is to own, lease, hold for long-term investment, sell and otherwise realize economic benefit from the Property and complete certain improvements related to the Property (the “Improvements”) (the Property and the Improvements are collectively referred to as, the “Project”).
Following the buyout of SREF III, the Company held 100% of the common interests in the Joint Venture for previously contributed capital. In exchange for a 77.5% preferred interest ownership percentage (“Preferred Interest”), the Company will make additional contributions to the capital of the Joint Venture to satisfy the Company’s obligation to fund significant amounts of additional equity used to construct certain tenant improvements, pay certain leasing commissions in accordance with the terms of the Lease (as defined below), pay certain base building capital expenditures and interest and carry costs associated with the loans described below (collectively, the “Company Obligations”), up to a maximum amount of $105.0 million (the “Minimum Equity Requirement”). Immediately prior to the execution of the JV Agreement, the Property was subject to a mezzanine loan made by Invesco (the “Mezzanine Loan”) pursuant to a mezzanine loan agreement dated March 7, 2019 (the “Mezzanine Loan Agreement”) among 110 William Mezz III, LLC, an indirect subsidiary of the Joint Venture as the mezzanine borrower and Invesco as a lender, as evidenced by a promissory note in the maximum principal amount of $87.1 million (the “Mezzanine Promissory Note”). The Mezzanine Loan has been converted into Invesco’s 22.5% Preferred Interest and the Mezzanine Loan Agreement and Mezzanine Promissory Note have each been terminated.
The Company is the managing member of the Joint Venture. Major decisions, including the decision to make capital calls, require the written consent of all members. As managing member, the Company may make capital calls, if (i) the capital is not contributed to satisfy Company Obligations, (ii) the Company, in good faith, determines the capital call is necessary for the landlord to achieve the final rent commencement date under the Lease (as defined below), or (iii) to prevent a short fall or to fund other expenses consistent with the annual budget. Capital calls are funded by Members in proportion to their Preferred Interest percentage.
Net cash is distributed as follows: (a) first, if a member is in default for failing to contribute capital as required (the “Defaulting Member”), then the other Member (the “Non-Defaulting Member”) shall receive distributions until the Non-Defaulting Member is repaid in full; (b) second, to the repayment of accrued interest and outstanding principal under all member loans made to the Joint Venture; (c) third, 90% to the Company and 10% to Invesco, until the Company has achieved a 10% internal rate of return; (d) fourth, 75% to the Company and 25% to Invesco, until the Company has achieved a 15% internal rate of return; (e) fifth, 60% to the Company and 40% to Invesco; provided that once Invesco has received distributions in an aggregate amount equal to Invesco’s initial deemed capital contribution plus a 7% internal rate of return (a “Redemption Triggering Event”), (i) all other distributions shall be made to the Company and (ii) Invesco’s interest in the Joint Venture shall be subject to redemption and if redeemed the Company would become the sole Member of the Joint Venture. At any time after the Redemption Trigger Event, the Joint Venture may require Invesco to assign Invesco’s entire interest in the Joint Venture to the Joint Venture for $1.00.

Any time after the occurrence of the earlier of certain default events or 42 months after the Effective Date, either member that is not a Defaulting Member (the “Electing Sale Member”) shall have the continuing right, upon notice to the other member (the “Non-Electing Sale Member”), to solicit offers to sell the Project; provided that the Non-Electing Member be given 60 days to elect to buy the Electing Sale Member’s interest in the Joint Venture (a “Purchase Election”). If a timely Purchase Election is not made and the Electing Sale Member receives a bona fide offer from a third-party purchaser, the Non-Electing Sale Member shall have 30 days to make a Purchase Election, otherwise the Electing Sale Member may cause the Company to sell the Project.
Amended Senior Loan Agreement
On the Effective Date, 110 William Property Investors III, LLC, an indirect subsidiary of the Company (together with its successors and/or assigns, the “Borrower”), and Deutsche Pfandbriefbank AG, a German bank (“PBB”), as administrative agent and a lender, along with additional lenders unaffiliated with the Borrower (collectively the “Lenders”), entered into an amended and restated senior loan agreement (the “A&R Senior Loan Agreement”). Borrower previously entered into a senior loan agreement dated as of March 7, 2019, as amended (the “Original Loan Agreement”). Pursuant to the Original Loan Agreement, Borrower is the borrower of (1) a senior loan from the Lenders in the outstanding principal amount of $215.0 million (the “Original Senior Loan”), (2) a building loan from the Lenders in the outstanding principal amount of $24.1 million (the “Original Building Loan”) governed by the Original Loan Agreement and by an amended and restated building loan agreement dated as of March 7, 2019 by and among the Borrower, PBB as administrative agent and the Lenders (the “Original Building Loan Agreement”), and (3) a supplemental loan from PPB in the outstanding principal amount of $9.6 million (the “Original Supplemental Loan”, and collectively with the Original Senior Loan and Original Building Loan, the “Original Loan”).
The A&R Senior Loan Agreement restructures the Original Loan in the aggregate principal amount of $248.7 million and increases the Original Supplemental Loan by an additional $56.7 million (the “Supplemental Loan Upsize”), which upon the Company satisfying up to the Minimum Equity Requirement may be used to fund Company Obligations. The Supplemental Loan Upsize is evidenced by a supplemental promissory note (No. 2), dated as of the Effective Date, in the maximum principal amount of $2.5 million made by Borrower and payable to PBB (the “Supplemental Upsize Note”) and a supplemental building loan promissory note, dated as of the Effective Date, in the maximum principal amount of $52.0 million made by Borrower and payable to PBB (“Supplemental Upsize Building Loan Note”).
Under the A&R Senior Loan Agreement, the loan (the “Loan”) consists of the (i) Original Senior Loan in the outstanding principal amount of $215.0 million, which has been advanced by the Lenders to the Borrower pursuant to the Original Loan Agreement, (ii) the Original Building Loan in the outstanding principal amount of $24.1 million, which has been advanced by the Lenders to the Borrower pursuant to the Original Building Loan Agreement and (iii) $9.6 million of the Original Supplemental Loan, (x) $5.0 million of which was advanced by PBB to Borrower pursuant to the Original Loan Agreement and (y) $4.6 million of which was advanced by PBB to Borrower pursuant to the Original Building Loan and (iv) the Supplemental Loan Upsize (the “Supplemental Loan”), (x) $2.5 million of which is to be advanced by PBB pursuant to the A&R Senior Loan Agreement and (y) $54.1 million of which is to be advanced by PBB pursuant to a supplemental building loan agreement. The initial maturity date of the loan is 3 years after the Effective Date, although the maturity date may be extended. The Loan is a floating SOFR rate loan. The interest rate with respect to the Original Senior Loan and Original Building Loan shall be the sum of the term SOFR rate plus a spread beginning at 2% on the Effective Date and increasing up to 3% during the term of the Loan and any extension period. The interest rate with respect to the Supplemental Loan shall be the sum of the term SOFR rate plus a spread beginning at 3% on the Effective Date and increasing up to 3.5% during the term of the Loan and any extension period.
Prior to the Effective Date, the Lenders have advanced the Original Senior Loan and the Original Building Loan, and PBB (but no other Lender) has advanced the Original Supplemental Loan. On the Effective Date, PBB (but no other Lender) has committed to make the Supplemental Loan Upsize available subsequent to the Borrower meeting the Minimum Equity Requirement. Loan proceeds will be used in part to refinance existing debt of the Property, fund accounts and reserve accounts and fund the Property’s working capital requirements.
The property is encumbered by certain mortgages (collectively, the “Mortgage”) consisting of (i) a senior loan consolidated, amended and restated mortgage, assignment of leases and rents and security agreement, dated as of March 7, 2019 , executed and delivered by Borrower as security for the Original Senior Loan and encumbering the Property in the amount of $215.0 million, (ii) a supplemental mortgage, assignment of leases and rents and security agreement dated as of September 7, 2022, executed and delivered by Borrower as security for a portion of the Original Supplemental Loan and encumbering the Property in the amount of $5.0 million, (iii) a mortgage assignment of leases and rents security agreement executed and delivered by Borrower as security for the Supplemental Upsize Note and encumbering the Property in the amount of $2.5 million and (iv) a supplemental building loan mortgage, assignment of leases and rents and security agreement dated as of the Effective Date, executed and delivered by Borrower as security for the Supplemental Upsize Building Loan Note and encumbering the Property in the amount of $54.1 million.

Supplemental Building Loan Agreement
On the Effective Date, Borrower and PPB, as lender entered into a supplemental building loan agreement (the “Supplemental Building Loan Agreement”) to increase the Original Building Loan by the Supplemental Building Loan Upsize (the “Supplemental Building Loan”). $54.1 million of the Supplemental Loan Upsize the (“Supplemental Building Loan Upsize Amount” and such loan, the “Supplemental Building Loan”) is intended to be utilized to pay for “costs of the improvement” (as defined in the New York Lien Law). The interest rate with respect to the Supplemental Building Loan shall be the sum of the term SOFR rate plus a spread beginning at 3% on the Effective Date and increasing up to 3.5% during the term of the Loan and any extension period. The initial maturity date of the Supplemental Building Loan is 3 years after the Effective Date, although the maturity date may be extended under circumstances set forth in the Supplemental Loan and the A&R Senior Loan Agreement. The supplemental building loan mortgage consists of an assignment of leases and rents and security agreement in the amount of $54.1 million, dated as of the Effective Date, and executed and delivered by Borrower as security for the Supplemental Building Loan and encumbering the Property in the amount of the Supplemental Building Loan Upsize Amount.
Guarantees
On the Effective Date, Pacific Oak SOR Properties, LLC, the indirect parent of the Company (“Guarantor”), entered into the following guarantees (the “Guarantees”) for the benefit of the administrative agent and the Lenders: a guaranty of interest and carry costs (the “Carry Guarantee”), a completion guaranty (the “Completion Guarantee”), a guarantee of recourse obligations (the “Recourse Guarantee”) and a funding guarantee (the “Funding Guarantee”). Pursuant to the Carry Guarantee, Guarantor guarantees the payment and performance of (a) Borrower’s obligation to pay taxes, insurance premiums, operating expenses and other charges associated with the Property (“Carry Costs”) and debt service arising under the A&R Loan Agreement, the Original Building Loan Agreement and the Supplemental Building Loan Agreement (collectively, the “Debt Service”) and (b) Borrower’s obligation to make deposits into a reserve fund to pay for Debt Service and Carry Costs. Pursuant to the Completion Guarantee, Guarantor guarantees the construction, development and completion of tenant improvements required pursuant to the Lease (and any other lease entered into by Borrower) and guarantees the development and completion of any labor performed or materials installed in connection with any capital expenditures and any tenant improvements the Borrower has commenced under the Lease (and any other lease entered into by Borrower). Pursuant to the Recourse Guarantee, Guarantor guarantees the timely payment of all obligations and liabilities of the Borrower for which the Borrower is personally liable due to certain “bad boy” triggering events that would cause the loan to become fully accelerated together with all reasonable attorneys’ fees and all actual out-of-pocket costs and expenses payable by Guarantor to the administrative agent and/or Lenders under the Recourse Guarantee. Pursuant to the Funding Guarantee, Guarantor guarantees an amount equal to $105.0 million, reduced on a dollar-for-dollar basis by amounts contributed by Borrower or Guarantor to fund Company Obligations from sources other than Loan proceeds or cash flow from the Property.
Lease Agreement
On June 27, 2023, the Joint Venture entered into a lease (“Lease”) of approximately 640,000 rentable square feet of space in the Property (the “Demised Premises”) by and between 110 William Property Investors III, LLC, a Delaware limited liability company (“Landlord”), and the City of New York, a municipal corporation, as tenant (“Tenant”). The Demised Premises consists of a lobby, cellar, and office space within the Property and will be used for children services, administrative, executive and general offices, or similar purposes. The Lease term will expire upon the earlier of (i) 20-years after the final substantial completion date and (ii) 21-years after the lease term commences, unless sooner terminated or extended (the “Expiration Date”). Tenant’s base rent is payable in equal monthly installments, beginning at $28.8 million per annum for the first year after rent becomes due, and increases thereafter, up to $35.9 million for the period beginning on the 15th year anniversary of the date the Lease commences and ending on the Expiration Date. Landlord must make alterations and improvements to the Demised Premises based on the preliminary plans and scopes of work. Landlord must also provide Tenant with all the furniture and equipment described within the plans and scopes of work and all the architectural, engineering, and subconsultant services required for the performance of alterations and improvements described within the plans and scopes of work.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is hereby incorporated by reference to this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: July 6, 2023	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary